Exhibit 99.1

Dear Shareholder,

As the COVID-19 pandemic continues, Monroe Capital Income Plus Corporation (the “Company,” “we,” “us,” or “our”) and our investment advisor, Monroe Capital BDC Advisors, LLC, and its affiliates (“Monroe”) hope that you are staying safe and healthy. We continue to strive to provide excellent client service and deliver timely communications on a regular basis; and accordingly, would like to provide you, our valued shareholder, with an estimate of our quarterly earnings for the quarter ended December 31, 2020.

Estimates of Fourth Quarter 2020 Financial Results:

The following are preliminary estimates, subject to change pending the completion of our annual audited financial statements for the year ended December 31, 2020.

o	Estimated Q4 2020 Net Investment Income – We anticipate that Q4 2020 net investment income will be $0.20 to $0.24 per share based on the weighted average shares outstanding during Q4.

o	Estimated Q4 2020 Dividend – We anticipate that the Board of Directors will approve an all-cash dividend consistent with the prior quarter dividend of $0.20 per share at their March meeting. This dividend, if approved, would equate to an annualized yield of 8.3% based on a $9.60 per share price from our most recent closing on November 16, 2020. We expect that this dividend will be paid on March 12, 2021 to shareholders of record as of March 4, 2021. The anticipated amount, nature, record date and payment date of the dividend are subject to change and will not be final until approved by the Board of Directors.

o	Estimated December 31, 2020 Net Asset Value – We anticipate the net asset value (“NAV”) per share at December 31, 2020 to rise from the NAV per share at September 30, 2020 of $9.80 (Ex-dividend of $9.60) per share to between $9.90 and $10.00 before paying the Q4 dividend. Ex-dividend, we anticipate the NAV per share to be between $9.70 and $9.80.

We welcome any questions you may have. Please feel free to reach out to your Monroe contact any time. You can also email us at IncomePlus@monroecap.com

Sincerely,

Theodore Koenig

Chairman and CEO

Monroe Capital Income Plus Corporation

About Monroe Capital Income Plus Corporation

Monroe Capital Income Plus Corporation is an externally-managed, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company is a specialty finance company that is focused on providing financing solutions primarily to lower middle-market companies in the United States and Canada. The Company is managed by Monroe Capital BDC Advisors, LLC, an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended.

Important Disclosures and Forward-Looking Statements

This letter is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any interest in the Company. Any such offering can be made only at the time a qualified offeree receives a confidential private placement memorandum and other operative documents which contain significant details with respect to risks.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.